UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(862) 207-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2016, Interpace Diagnostics Group, Inc. (the “Company”) granted to Jack E. Stover, the Company’s President and Chief Executive Officer, and James Early, the Company’s Chief Financial Officer, awards of incentive stock options to purchase 326,368 and 80,000, respectively, shares of the Company’s common stock. The awards were granted pursuant to the Company’s Amended and Restated 2004 Stock Award and Incentive Plan (the “Plan”). The option awards have an exercise price of $0.16 per share, representing the closing sales price for shares of the Company’s common stock on The NASDAQ Capital Market on October 14, 2016, the date of grant, and, subject generally to the executive’s continued service with the Company, vest in equally monthly installments over a period of one year, subject to 100% vesting acceleration upon the occurrence of a Change in Control (as such term is defined in the Plan). Each of Messrs. Stover and Early has entered into an Incentive Stock Option Agreement with the Company with respect to the executive’s respective option award, copies of which agreements are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the form of Incentive Stock Option Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and Jack E. Stover

10.2	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and James Early

10.3	Form of Incentive Stock Option Agreement

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: October 20, 2016	By: /s/ Jack E. Stover Name: Jack E. Stover Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and Jack E. Stover

10.2	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and James Early

10.3	Form of Incentive Stock Option Agreement